Exhibit 5.1
Hogan & Hartson
L.L.P.
April 7, 2006

111 SOUTH CALVERT STREET, SUITE 1600
BALTIMORE, MARYLAND 21202
Board of Directors	TEL (410) 659-2700
Avalon Pharmaceuticals, Inc.	FAX (410) 539-6981
20358 Seneca Meadows Parkway	WWW.HHLAW.COM
Germantown, MD 20876
Ladies and Gentlemen:
          We are acting as counsel to Avalon Pharmaceuticals. Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission, relating to the proposed public offering of up to 1,666,666 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), all of which Shares would be sold by the selling stockholders named in the prospectus which forms a part of the Registration Statement on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.
          For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):
1.	An executed copy of the Registration Statement.

2.	The Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on April 3, 2006 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

4.	Resolutions of the Board of Directors of the Company adopted at a meeting of the Board of Directors on February 23, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the approval of the filing of the Registration Statement and the issuance of the Shares and arrangements in connection therewith.
          In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of
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Hogan&Hartson l.l.p.
Board of Directors
Avalon Pharmaceuticals, Inc.
April 7, 2006

the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares to be sold as contemplated in the Registration Statement are validly issued, fully paid and nonassessable.
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ HOGAN & HARTSON L.L.P.
HOGAN & HARTSON L.L.P.